EXHIBIT 99.1

Zoom to Acquire TCB Digital

Definitive Agreement Also Anticipates Spinoff of Zoom's Current Business and Operations

BOSTON, MA--(MARKET WIRE)--Jan 29, 2009 -- Zoom Technologies, Inc. (NasdaqCM:ZOOM - News) today announced that it has entered into a definitive agreement to acquire Tianjin Communication Broadcasting Group Digital Communication Company Limited (TCB Digital). TCB Digital is primarily engaged in research and development, manufacturing, and sale of advanced mobile phones, and also manufactures other electronic products.

According to the definitive agreement, Zoom will initially own 51% of TCB Digital by issuing 4,225,219 Zoom shares. In addition, another 29% of TCB Digital may be exchanged for an additional 2,402,576 Zoom shares, resulting in Zoom owning 80% of TCB Digital. Zoom will also have options to acquire five other companies that are under the ownership of TCB Digital's majority shareholder, with the option price of each company based on the higher of a minimum price or a multiple of that company's net income. Zoom would spin off its current business and operating subsidiary, Zoom Telephonics, in a transaction that is not anticipated to be a taxable distribution to Zoom's shareholders. Zoom Telephonics would grant TCB Digital licensing rights for "Zoom" and "Hayes" trademarks for certain products and geographic regions. The transaction will be detailed in Zoom's Form 8-K SEC filing, and is subject to Zoom shareholder approval after TCB Digital completes its year 2008 audit and after Zoom's proxy statement for the transaction is reviewed by the staff of the SEC. If the transaction closes, Zoom's shareholders immediately prior to the closing date would retain their existing shares in Zoom Technologies and would also receive an equal number of new shares in Zoom Telephonics.

Established in 1999 in Tianjin China, TCB Digital currently has over 1,000 employees including about 700 EMS manufacturing operators, over 100 sales executives, over 80 R&D engineers, and over 90 after-sales service technicians. According to its 2007 U.S. GAAP audited financial statement, TCB Digital generated revenues of $49 million and comprehensive net income of $2.47 million, and ended 2007 with $11.8 million net assets.

Mr. Leo Gu, Chairman and majority shareholder of TCB Digital, will become Chairman and CEO of the post-acquisition company. This company would have an independent Board, and it is anticipated that Mr. Frank Manning, Zoom's current President and CEO, would be the only current Zoom Board member on that Board. After being spun off, Zoom Telephonics, Inc. is expected to be initially traded on the OTC bulletin board. Mr. Frank Manning will be the President and CEO of Zoom Telephonics, which would retain all of Zoom's assets and liabilities related to Zoom's business prior to the closing of the acquisition of TCB Digital.

Zoom intends to apply to Nasdaq to retain the post-acquisition entity's listing and trading on the Nasdaq Capital Market. Nasdaq's approval is likely to require that the post-merger entity meet Nasdaq's initial listing requirements. If the post-merger entity fails to maintain its listing on the Nasdaq Capital Market and TCB Digital meets certain requirements, the shareholders of TCB Digital will receive additional shares of Zoom.

"Over the past year we have explored various alternatives to unlock the value of our company," said Mr. Frank Manning, Zoom's President and CEO. "We believe that the transaction we announced today benefits not only Zoom's current shareholders and employees, but also all stakeholders of TCB Digital. Zoom's shareholders get a significant stake in a valuable company that's a significant player in China, the largest mobile phone market in the world. At the same time, Zoom's shareholders also retain their stake in Zoom's existing business and operations. TCB Digital gets the benefits of being public in the U.S., including access to capital, liquidity, and greater visibility in the U.S., and also gets important trademark licenses for Hayes and Zoom for TCB's product areas. We all look forward to this synergetic cooperation between Zoom and TCB Digital, which will potentially increase sales and profitability for both companies in the U.S., China, and other markets."

"We are excited about this merger which gives us a greater platform to further develop our business," commented Mr. Leo Gu, Chairman of TCB Digital. "Being a U.S. public company will not only provide us access to growth capital and a knowledgeable investor base, but also further enhance our ability to expand our products and services to global markets."

About Zoom Technologies

Zoom Technologies, Inc. designs, produces, markets, and supports communication products under the Zoom, Hayes®, and Global Village® brands. Zoom is headquartered in Boston, and its European sales and support center is in the UK. Zoom markets its products in over forty countries, and provides multi-lingual support from its offices in Boston and the UK. For more information about Zoom and its products, please see www.zoom.com

Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "predict," "project," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Such statements may include, but not be limited to, statements about the benefits of the proposed transaction, including the resulting companies' plans, objectives, expectations, and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Zoom's management, and are subject to significant risks and uncertainties. The parties may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements, and investors should not place undue reliance on the forward-looking statements, Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the possibility that the transaction will not occur, or that it will occur with some variation on the summary above; the possibility that the transaction will not have the benefits anticipated; possible delays in the receipt of TCB Digital's 2008 audit or submission and approval of the proxy associated with this transaction; failure of Zoom's shareholders to approve this transaction; the risk that the corporations or individuals directly or indirectly owning TCB Digital will have problems associated with their ownership or be encumbered in their ability to transfer ownership to Zoom; the possibility that the transaction does not close including, but not limited, the failure to satisfy closing conditions; the possibility of further dilution if the new merger entity is unable to retain its Nasdaq listing; and the possibility that one or more of the options on the five additional companies may have little value. Neither Zoom nor TCB Digital assumes any obligation to update any forward-looking statements.

Additional Information

Zoom intends to file with the SEC a proxy statement on Schedule 14A in connection with the proposed transaction.

Stockholders of Zoom and other interested persons are advised to read, when available, Zoom's definitive proxy statement in connection with the solicitation of proxies for the special meeting because such proxy statement will contain important information.

The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the proposed transaction. Stockholders will also be able to obtain a copy of the definitive proxy statement, without charge, once available, at the SEC's website http://www.sec.gov or by directing a request to Zoom Technologies at 207 South Street, Boston, MA 02111. As a result of the review by the SEC of the proxy statement, Zoom may be required to make changes to its description of the acquired business or other financial or statistical information contained in the proxy statement.

Zoom and its officers and directors may be deemed to have participated in the solicitation of proxies from Zoom's stockholders in favor of the approval of the transaction. Information concerning Zoom's directors and executive officers, including descriptions of their security holdings, is set forth in the publicly filed documents of Zoom. Stockholders may obtain more detailed information regarding the direct and indirect interests of Zoom and its directors and executive officers in the transaction by reading the preliminary and definitive proxy statements regarding the transaction, which will be filed with the SEC.